EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of Freedom Holdings, Inc.

We consent to the inclusion in the Form S-1 Registration Statement under the Securities Act of 1933 of Freedom Holdings, Inc. of our report dated January 15th, 2025, of the balance sheet and the related statements of operations, stockholders’ equity, and cash flows for the years ended September 30, 2024, and 2023

/S/ Olayinka Oyebola

OLAYINKA OYEBOLA & CO

Chartered Accountant

PCAOB No:5968

Lagos, Nigeria

March 11, 2025